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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 2001 VSI Employees Restricted Stock Plan of FutureLink Corp. of our report dated March 14, 2000, except for Note 13 as to which the date is April 29, 2000, Note 16, as to which the date is June 29, 2000, and Note 1, as to which the date is December 15, 2000, with respect to the consolidated financial statements of FutureLink Corp. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Orange County, California
March 23, 2001